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                                                                    EXHIBIT 23.2

[KPMG LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SPSS Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 of SPSS Inc., of our report dated March 16, 2005, with respect to the consolidated balance sheet of SPSS Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2004, and the related consolidated financial statement schedule, which report appears in the Annual Report on Form 10-K of SPSS Inc. for the fiscal year ended December 31, 2005, and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated March 16, 2005, contains an explanatory paragraph that refers to the Company's adoption of Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" effective July 1, 2003.

                                          /s/ KPMG LLP

Chicago, Illinois
April 17, 2006